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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K/A

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 16, 2001

                               Thor Ventures Corp.

             (Exact name of registrant as specified in its charter)


   FLORIDA                       0-28731                          98-0211356

(State or other                 (Commission                       (IRS Employer
jurisdiction of                 File Number)                      Identification
incorporation)                                                       Number)


     Suite 1818, 1177 West Hastings Street, Vancouver, B.C. Canada, V6E2 2K3

               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: 604-602-1717


Item 4 - Changes in Registrant's Certifying Accountants
-------------------------------------------------------

     On January 16, 2001, Thor Venture Corp., (the "Company") dismissed Davidson and Company, as its independent public accountants. Davidson and Company served as the Company's independent public accountants through this date. The dismissal was approved by the Board of Directors. Davidson and Company issued an unqualified audit opinion on the 1998 and 1999 year-end financial statements, modified to reflect the development stage status of the Company. During the two most recent fiscal years and any subsequent interim periods proceeding the dismissal, Davidson and Company have not had any disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     The Company has engaged Clancy and Co., P.L.L.C. as its new independent public accountants effective as of the date of the dismissal of its former accountants. During the Company's two most recent fiscal years prior to the engagement, there have been no consultations with the newly engaged accountants with regard to either the application of accounting principle as to any specific transaction, the type of audit opinion that would be rendered on the Company's financial statements; or any matter of disagreements with the former accountants.


Item 7 - Financial Statements and Exhibits
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C.   Exhibits:

     16   Former Accountants Letter

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Thor Ventures Corp.
                                        (Registrant)

                                        By: /s/ Nora Coccaro
                                            ------------------------------------
                                            Nora Coccaro
                                            President



Date: March 16, 2001


                                  Exhibit Index



Exhibit Number           Description
--------------           -----------
16                       Former Accountants Letter




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